Exhibit 10.1

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been marked ******** and have been filed separately with the Commission

AMENDMENT NO. 1

Amendment No. 1, dated as of February 1, 2006 (this “Amendment”) to the License Agreement, dated as of November 13, 1998 (the “License”) by and between PG-TXL Company, L.P. (“LP”), a Delaware limited partnership having the principal place of business at 5124 Braeburn Drive, Bellaire, Texas 77401-4902 and Cell Therapeutics, Inc., a Washington corporation (“CTI”).

Preliminary Statement. The parties wish to amend the License primarily to alter the payment of certain potential milestones. For good and valuable consideration, the receipt, sufficiency and adequacy as hereby acknowledged by the parties, the parties hereby agree as follows:

(the information marked by ******** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

Section 1.0 Payment. Within five (5) business days from the date hereof, CTI shall pay to LP $******** in cash to LP’s account at:

********

********

********

ABA/Routing and Transit #********

Account Name: ********

Account Number: ********

Section 2.0 Amendments to License. The License is hereby amended as follows as of the date hereof:

(a) Section 3.02. Section 3.02 of the License is hereby amended to read in full as follows:

“SECTION 3.02. Milestone Payments. CTI shall make the following payments to PG-TXL within ten (10) business days, unless otherwise noted, after the first achievement of each of the corresponding milestones (each milestone and corresponding payment shall be a stand-alone event and shall in no way be dependent upon the achievement of any other milestone):

PG-TXL Milestone Event	PG-TXL Milestone Payment
Oncology/PG-TXL
Successful Completion of a Phase II Clinical Trial in Japan	$	*	*******
Successful Completion of a Phase III Clinical Trial in the U.S. occurring after December 31, 2005		*	*******
Successful Completion of a Phase III Clinical Trial in a Major Market Country or an EMEA country occurring after December 31, 2005		*	*******
Successful Completion of a Phase III Clinical Trial in Japan		*	*******
Thirty (30) business days after submission for Marketing Approval in a Major Market Country or with the EMEA that is accepted for filing/prosecution (i.e., not rejected) by the relevant regulator in such Major Market County or by the EMEA	$	*	*******
Regulatory Approval for the first indication in the U.S.		*	*******
Regulatory Approval for the first indication in a Major Market Country or any EMEA Country		*	*******
Regulatory Approval for the first indication in Japan		*	*******
Additional Products:
Commencement of a Phase I Clinical Trial in the U.S. for the second compound protected by the PG-TXL Patent Rights		*	*******
Commencement of a Phase I Clinical Trial in the U.S. for the third compound protected by the PG-TXL Patent Rights		*	*******

(b) Successful Completion. The definition of “Successful Completion” appearing in Section 1.01 of the License is hereby amended to read in full as follows:

“Successful Completion means, with respect to a Phase II or Phase III Clinical Trial, that (i) such Clinical Trial has achieved each of its primary endpoints at a level that is statistically significant or (ii) Regulatory Approval is obtained in a listed jurisdiction regardless of the location(s) where such Clinical Trial was carried out.”

(c) Section 15.11 of the License is hereby amended by adding the following paragraph at the end thereof:

“If LP believes that CTI is in default of a payment obligation under Section 3.02, it shall first give CTI written notice thereof setting forth in reasonable detail the bases for its conclusion. During the thirty (30) day period following CTI’s receipt thereof, the parties shall attempt to resolve any differences. If, after expiration of such thirty (30) day period (or such longer period as the parties may agree), the parties shall not have reached a resolution, each party may pursue any rights it may have hereunder including providing a notice of default under Section 12.02 (which notice shall have a date no earlier than the date of notice related to a purported default).”

Section 3.0 Amended Section 3.02 Governs. From and after the date hereof, the parties hereto agree that the License, as amended hereby, shall govern any amounts due and owing under Section 3.02 of the License. Neither party shall have any rights or obligations under Section 3.02 prior to the Amendment contemplated hereby and each party hereby agrees that all prior notices or claims that it may have had or made with respect to Section 3.02 of the License prior to this Amendment shall have not force or effect and are withdrawn.

Section 4.0 Restricted Shares. Pursuant to two letters each dated November 13, 1998, CTI granted to Sidney Wallace, M.D. and to Chun Li, M.D. certain rights to Restricted Shares and Restricted Share Rights, as defined therein. Within ten (10) business days after the date hereof, CTI shall issue and deliver to Dr. Wallace all his remaining Restricted Shares and to Dr. Li all his remaining Restricted Shares. All such shares shall be without further restriction on vesting or transfer.

Section 5.0 Miscellaneous. This Amendment shall be governed by and interpreted under the laws of the State of New York as applied to contracts entered into and performed entirely in New York by New York residents. The sections and paragraph headings contained herein are for purposes of convenience only and are not intended to define or limit the contents of said sections or paragraphs. This Amendment may be executed in one or more counterparts (and by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the parties other than as set forth herein and in the License Agreement with respect to the subject matter hereof. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Amendment shall be paid by the party incurring such costs and expenses.

IN WITNESS WHEREOF, LP and CTI have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

PG-TXL COMPANY, L.P.

By:	Fem.CADeT Incorporated, its General Partner

By:	/S/ SIDNEY WALLACE, M.D.
Name:	Sidney Wallace, M.D.
Title:	President

CELL THERAPEUTICS, INC.

By:	/S/ JAMES A. BIANCO
Name:	James A. Bianco
Title:	President & Chief Executive Officer